UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2011

LV Futures Fund L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53114	20-8529012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue, 14th Floor

New York, NY 10036

(Address of Principal Executive Offices)

(212) 296-1999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.02	Termination of a Material Definitive Agreement

On August 18, 2011, Ceres Managed Futures LLC (formerly Demeter Management LLC), the general partner of the Registrant (the “General Partner”), notified DKR Fusion Management L.P. (“DKR”) that the Advisory Agreement dated as of April 30, 2007, and any amendments or revisions subsequently made thereto, among Morgan Stanley Smith Barney DKR Fusion I, LLC (formerly Morgan Stanley Managed Futures DKR I, LLC) (the “Trading Company”), the General Partner and DKR (the “DKR Advisory Agreement”), pursuant to which DKR traded a portion of the Trading Company’s (and, indirectly, the Registrant’s) assets in futures interests, will be terminated effective August 31, 2011. Consequently, DKR shall cease all futures interest trading on behalf of the Trading Company (and, indirectly, the Registrant) effective August 31, 2011.

No penalties have been incurred by any of the parties as a result of the termination of the DKR Advisory Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LV FUTURES FUND L.P.

By: Ceres Managed Futures LLC, general partner

By	/s/ Walter Davis
Walter Davis
President and Director

Date: August 26, 2011